Exhibit 99.1

                     NMS Communications Announces
   Financial Results for the Third Quarter Ended September 30, 2005

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Nov. 8, 2005--NMS Communications (NASDAQ: NMSS), a leading provider of communications technologies and solutions for enhanced services and efficient networks, today announced results for the third quarter ended September 30, 2005 and as previously announced, the completion of the independent investigation into an accounting error in the Q2 2005 results. All financial results included in this press release reflect the correction of the previously identified accounting error.
    Total revenues for the third quarter of 2005 were $30.3 million compared to $25.7 million for the corresponding quarter in 2004, an increase of 18%, and compared to $24.9 million in the second quarter of 2005, a sequential increase of 21%.
    Net income for the third quarter was $3.3 million or $0.07 per share, compared to net income of $1.1 million or $0.02 per share for the corresponding quarter of 2004, and compared to $0.1 million or $0.00 per share in the second quarter of 2005.
    Total revenues for the first nine months of 2005 were $77.8 million, a 3% increase compared to $75.3 million for the first nine months of 2004. Net income for the first nine months of 2005 was $1.3 million, or $.03 per share, compared to net income of $2.8 million, or $0.06 per share for the first nine months of 2004.

    Business Perspective

    "This was a solid quarter for NMS as demand for our newer initiatives continued to build and our Platform Solutions business improved," said Bob Schechter, NMS Communications' chairman and CEO. "In addition, Voice Quality revenues grew reflecting continuing shipments of an advanced optical voice processor that incorporates our VM1000(TM) OEM module and is being deployed by a major Japanese mobile operator in their next-generation network. We expect this deployment to continue, but at a diminishing pace during at least the next two quarters.
    "We continue to gain customer wins for our Mobile Applications products, growing our pipeline and winning additional MyCaller(TM) ringback business around the world in partnership with both LogicaCMG and Ericsson. MyCaller reported revenues were down from Q2 levels due to the timing of service launches and customer acceptance; however we expect those revenues to be considerably higher in the fourth quarter. MyCaller is the first offering in our strategy to bring to market content and personalization applications based on our subscriber and content management systems and our network integration products. We're pleased with the results of that strategy and you can expect to hear more about those results in the coming months.
    "During the third quarter we launched the Vision family of application-focused media solutions, which now include the Vision VoiceXML server, signaling server, video transcoder and video gateway. Strong positive response from early customers including Ericsson and Interactive Media confirms that our offerings overcome the limitations of earlier entrants and are able to serve the needs of telecom equipment manufacturers and network operators in today's converged networks," Schechter said.
    "While revenues were not significant, we've also secured additional wins with mobile operators for AccessGate, our wireless backhaul optimizer, with deployments in process. We're engaged in multiple trials in networks around the world and we're taking full advantage of our relationships with existing partners as well as ramping up new channels like Dancom, our first partner in Southern and Southeast Asia. We expect these activities to bear fruit over the next several months in emerging markets, confirming our go-to-market strategy and building revenue in this part of our business," Schechter continued.
    "In summary we made good progress this past quarter toward our goals of top and bottom line growth, continued strong balance sheet controls, with an aim toward value creation over the long term," Schechter concluded.

    Earnings Guidance

    The company is providing the following guidance with respect to the remainder of 2005 and 2006:

    -- For 2005 the company expects annual revenues of $107 million to $110 million and earnings per share of $0.03 to $0.05.

    -- For 2006 the company has not yet finalized the determination of the impact of implementing SFAS 123R, Share-Based-Payment, which requires companies to recognize equity based compensation costs as compensation expense.

    -- Not including the impact of SFAS 123R, described above, the company anticipates 2006 revenues in the range of $120 million and $124 million and full year earnings per share in the range of $0.12 and $0.15.

    NMS Conference Call Web Cast

    NMS Communications issues web casts for its conference calls to assure the broad dissemination of information in real time. The conference call will be held today at 4:30 p.m. ET and will be available live via the Internet by accessing the NMS web site at http://www.nmscommunications.com under the Investor Relations section. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software. The webcast is also being distributed using CCBN's Investor Distribution Network to both institutional investors at StreetEvents (www.streetevents.com) and individual investors at www.companyboardroom.com.
    A replay will be available on the website www.nmscommunications.com. Access the Investor section of our website and click on Audio and Video Archives, or you may listen to the replay by calling 201-612-7415 and entering the account #8039 and conference ID # 177133. The replay will be available from 8:00 p.m. ET, November 8, 2005 through 12:00 noon, November 15, 2005.

    Statements in this document expressing the beliefs and expectations of management regarding future performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's expectations as of the date of this document and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to risks and uncertainties including, but not limited to, uncertainty in communications spending, the implementation of the Company's strategic repositioning and market acceptance of the Company's new solutions strategy, quarterly fluctuations in financial results, the Company's ability to exploit fully the value of its technology and its strategic partnerships and alliances, the availability of products from the Company's contract manufacturer and product component vendors and other risks. These and other risks are detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2004. In addition, while management may elect to update forward-looking statements at some point in the future, management specifically disclaims any obligation to do so, even if its estimates change. Any reference to our website in this press release is not intended to incorporate the contents thereof into this press release or any other public announcement.

    NMS Communications, MyCaller, VM1000 and AccessGate are trademarks of NMS Communications Corporation. All other product or corporate references may be trademarks or registered trademarks of their respective companies.

    About NMS Communications

    NMS Communications (NASDAQ:NMSS) is a leading provider of technologies and solutions for mobile applications and infrastructure. NMS develops products that enable new mobile voice, data and video applications and improve the performance and quality of wireless networks, helping our customers grow their revenues and profits. Visit www.nmscommunications.com for more information.


                          NMS COMMUNICATIONS
                 Consolidated Statements of Operations
                   (In $000's except per share data)
                              (Unaudited)

                                    For the Three     For the Nine
                                    Months Ended      Months Ended
                                    September 30,     September 30,
                                  ----------------  ----------------
                                    2005     2004     2005     2004
                                  -------  -------  -------  -------
Revenues                          $30,271  $25,693  $77,790  $75,334

Cost of revenues                   10,083    9,477   28,995   28,021
                                  -------  -------  -------  -------
Gross profit                       20,188   16,216   48,795   47,313
                                       67%      63%      63%      63%
Operating expenses:
   Selling, general and
    administrative                 10,078    8,727   28,364   24,798
   Research and development         6,837    5,906   19,352   18,054
                                  -------  -------  -------  -------
        Total operating
         expenses                  16,915   14,633   47,716   42,852
                                  -------  -------  -------  -------
Operating income                    3,273    1,583    1,079    4,461

Other income (expense), net           117     (453)     752   (1,611)
                                  -------  -------  -------  -------
Income before income taxes          3,390    1,130    1,831    2,850

   Income tax expense                  63       24      548       65
                                  -------  -------  -------  -------
Net income                         $3,327   $1,106   $1,283   $2,785
                                  =======  =======  =======  =======
  Basic earnings (loss) per
   common share                     $0.07    $0.02    $0.03    $0.06
                                  =======  =======  =======  =======
  Weighted average basic shares
   outstanding                     47,976   47,027   47,688   43,930
                                  =======  =======  =======  =======
  Fully diluted earnings (loss)
   per common share                 $0.07    $0.02    $0.03    $0.06
                                  =======  =======  =======  =======
  Weighted average fully diluted
   shares outstanding              49,011   49,135   48,459   46,414
                                  -------  -------  -------  -------


                          NMS COMMUNICATIONS
                 Condensed Consolidated Balance Sheet
                               (In $000)


                                                   September December
                                                      30,       31,
                                                     2005      2004
                                                   --------- ---------
                      ASSETS
Current assets:
     Cash and cash equivalents                      $48,013   $33,804
     Marketable securities                           29,720    46,815
     Accounts receivable, net of allowance for
      uncollectable accounts of $892 and $1,004,
      respectively                                   19,845    14,315
     Inventories                                      3,344     3,446
     Prepaid expenses and other current assets        3,107     2,539
                                                   --------- ---------
         Total current assets                       104,029   100,919

Property and equipment, net of accumulated
 depreciation and amortization of $33,521 and
 $32,082, respectively                                6,930     6,147
Other long-term assets                                1,223     1,361
                                                   --------- ---------
Total assets                                       $112,182  $108,427
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                     $5,376    $4,728
Accrued expenses and other liabilities                9,444    10,706
Deferred revenue                                      7,450     4,620
Short term debt obligations                          19,942    19,942
                                                   --------- ---------
Current liabilities                                  42,212    39,996

Stockholders' equity                                 69,970    68,431
                                                   --------- ---------
Total liabilities and stockholders' equity         $112,182  $108,427
                                                   ========= =========



    CONTACT: For media and industry analysts:
             NMS Communications
             Pam Kukla, 508-271-1611
             Pam_Kukla@nmss.com
             or
             For financial analysts:
             NMS Communications
             Herb Shumway, 508-271-1481
             CFO
             Herb_Shumway@nmss.com